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                                                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 18, 2001 included in this Form 8-K/A into Ezenia! Inc.'s previously filed Registration Statement File No. 33-96192 on Form S-8, Registration Statement File No. 333-28209 on Form S-3, Registration Statement File No. 333-85245 on Form S-8 and Registration Statement File No. 333-44984 on Form S-8.


                                           /s/ Arthur Andersen LLP

Boston, Massachusetts
June 11, 2001